Exhibit 10.3

NOMINATION AGREEMENT

This Nomination Agreement (this “Agreement”) is made and entered into as of May , 2020 by and among Eventbrite, Inc., a Delaware corporation (the “Company”), FP EB Aggregator, L.P., a Cayman Islands limited partnership (“FP”) and Francisco Partners Management, L.P. (“FP Parent”) (each of the Company, FP and FP Parent, a “Party” to this Agreement, and collectively, the “Parties”).

WHEREAS, the Company has entered into (i) that certain Credit Agreement by and among the Company, the lenders party thereto and FP Credit Partners, L.P., as Administrative Agent (as defined therein) (the “Credit Agreement”) and (ii) that certain Stock Purchase Agreement with FP (the “SPA”) pursuant to which the Company is issuing to FP 2,599,174 shares of the Company’s Class A Common Stock, par value $0.00001 per share (the “Common Stock”); and

WHEREAS, the Company has agreed to permit FP to designate one individual for election to the board of directors of the Company (the “Board”) and one Board observer, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows:

1. Board Nomination.

(a) Subject to the terms and conditions of this Agreement, for so long as a principal amount of at least $62,500,000 remains outstanding under the Credit Agreement (the “Nomination Threshold”), FP shall have the right to designate one of the nominees for election to the Board as a Class III Director (a “FP Designee”) at each meeting of the stockholders of the Company at which the Class III Directors are to stand for election, except such meetings for the purpose of filling vacancies or newly created directorships (other than a vacancy to be filled by an FP Designee); provided, that such FP Designee shall (i) be independent of FP Parent (for the avoidance of doubt, the nomination by FP Parent of a person to serve on the board of any other company shall not (in and of itself) cause such person to not be deemed independent of FP Parent, but any current employee, director, partner or affiliate of FP Parent will not be deemed independent of FP Parent) and (ii) shall be otherwise acceptable to the Company in its reasonable discretion. If FP has the right to designate an FP Designee pursuant to this Section 1(a), the Company shall (x) include the FP Designee (including, for the avoidance of doubt, any successor designated pursuant to Section 1(d)) in the slate of nominees to be elected to the Board at each meeting of stockholders of the Company at which the Class III Directors are to stand for election, except such meetings for the purpose of filling vacancies or newly created directorships (other than a vacancy to be filled by an FP Designee), (y) include the FP Designee (including, for the avoidance of doubt, any successor designated pursuant to Section 1(d)) in the proxy statement prepared by the Company in connection with soliciting proxies for any such meeting and (z) recommend and support the election of the FP Designee (including, for the avoidance of doubt, any successor designated pursuant to Section 1(d)) in the same manner as it recommends and supports the election of any incumbent directors nominated for election to the Board, subject in each case to the FP Designee’s satisfaction of all applicable requirements regarding service as a director of the

Company under applicable law and NYSE rules (or the rules of the principal market on which the Common Stock is then listed) regarding service as a director and such other criteria and qualifications for service as a director applicable to non-employee directors of the Company as in effect on the date thereof. At any time that FP and its Affiliates cease to satisfy the Nomination Threshold, the FP Designee (including, for the avoidance of doubt, any successor designated pursuant to Section 1(d)) shall promptly offer to resign from the Board in a writing delivered to the Board. For the avoidance of doubt, in the event that FP and its Affiliates cease to satisfy the Nomination Threshold, FP will not regain the right to designate a FP Designee.

(b) The Company shall use commercially reasonable efforts to provide written notice to FP of the expected filing date of the proxy statement for its 2021 annual meeting of stockholders (the “2021 Proxy Statement”) at least ninety (90) days prior to such filing date. If FP notifies the Company of a designee satisfying the qualifications and conditions for an FP Designee set forth in Section 1(a) at least sixty (60) days prior to the filing with the Securities and Exchange Commission of the 2021 Proxy Statement, then, as promptly as practicable, subject to compliance with Section 1(c), the Board will appoint such designee to the Board to serve as a Class III Director for a term expiring at the 2021 annual meeting of the Company’s stockholders or until his or her successor is duly elected and qualified.

(c) The Company’s obligations pursuant to Section 1(a), 1(b) and 1(d) shall be subject to FP and the FP Designee timely providing, fully and completely, (i) any information required to be or customarily disclosed for directors, candidates for directors and their Affiliates in any filing or report of the Company under applicable law or stock exchange rules or listing standards, including without limitation the Company’s form director and officer questionnaire, (ii) any information that is required in connection with determining the eligibility and independence status of the FP Designee under applicable law and stock exchange rules or listing standards, (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected and (iv) such other information with respect to director candidates as set forth in the Company’s corporate governance guidelines, nominating and corporate governance committee charter and/or bylaws, as each may be amended and/or restated from time to time, or as reasonably requested by the Company from time to time with respect to FP and its Affiliates and the FP Designee, in each case, to the extent consistent with such non-employee information customarily requested from the Company’s other directors.

(d) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of the FP Designee, FP shall be entitled, subject to the conditions and qualifications set forth in Section 1(a) and to Section 1(c), to designate such person’s successor, and the Board shall promptly fill the vacancy with such successor.

2. Board Observer.

(a) Subject to the terms and conditions of this Agreement, for so long as FP satisfies the Nomination Threshold, FP shall have the right to designate, from time to time, one individual to serve as a Board observer (the “FP Board Observer”); provided, that such FP Board Observer shall be an employee of FP Parent and shall be otherwise acceptable to the Company in its reasonable discretion. For so long as FP has the right to designate a FP Board Observer, FP shall have the right to remove and replace such FP Board Observer at any time by providing notice to the Company, subject to the qualifications set forth in this Section 2(a). If FP ceases to satisfy the Nomination Threshold, all rights of FP to designate an FP Board Observer and for any previously designated FP Board Observer to observe under this Agreement shall terminate without the requirement of further action by the Company or any other person or entity.

(b) The FP Board Observer shall have the right to attend each meeting of the Board in a non-voting observer capacity in the same manner as the members of the Board; provided that the FP Board Observer shall not be entitled to attend any portion of any Board meeting that constitutes an executive session of the Board that is limited solely to independent directors of the Board and the Company’s independent auditors or legal counsel, as applicable. The Company shall provide to the FP Board Observer notice of every meeting of the Board and copies of all documents pertaining to any such meeting, in the same manner as provided to each member of the Board. Notwithstanding the foregoing, the Company shall have the right to withhold any such materials from the FP Board Observer and to exclude the FP Board Observer from all or any portion of any meeting of the Board solely to the extent the Company determines, in good faith and on the advice of its legal counsel (including in-house counsel), that such action is necessary or advisable to (i) preserve any evidentiary or attorney-client privilege or attorney work product privilege, (ii) avoid a conflict of interest or (iii) avoid any disclosure which is restricted by applicable legal requirements. The rights of the FP Board Observer to receive information and attend Board meetings are subject to the FP Board Observer executing a confidentiality agreement in a form reasonably acceptable to the Company and FP. FP agrees that the FP Board Observer shall only share confidential information with FP in accordance with and subject to the terms of such confidentiality agreement and any confidential information provided to or learned by FP from the FP Board Observer shall be subject to such confidentiality agreement.

3. Director Compensation. The Company agrees that the FP Designee shall receive (a) the same benefits of director and officer insurance, any indemnity and exculpation arrangements available generally to the other non-employee directors on the Board and (b) the same compensation for his or her services as a director as the compensation received by the other non-employee directors on the Board.

4. Corporate Policies. Except as expressly set forth in this Agreement, FP acknowledges that the FP Designee and the FP Board Observer will be subject to the Company’s code of business conduct and ethics and all applicable corporate governance, conflict of interest, confidentiality, stock ownership, insider trading and other policies and guidelines of the Company, each as approved by the Board from time to time, to the extent such policies and guidelines are applicable to the non-employee directors on the Board; provided, that the FP Board Observer shall not be subject to any stock ownership policies of the Company.

5. Standstill(a) . Until the later of (i) the second (2nd) anniversary of the date hereof and (ii) the date on which FP no longer has the right to designate a nominee for election pursuant to Section 1(a) (such later date, the “Standstill Termination Date”), FP Parent shall not, and shall cause each of its Affiliates not to, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any equity securities (or beneficial ownership thereof), or rights or options to acquire any equity securities (or beneficial ownership thereof), or any assets or businesses of the Company or its subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving the Company or its subsidiaries or assets of the Company or its subsidiaries constituting a significant portion of the consolidated assets of the Company and its subsidiaries, or (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its Affiliates; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company or otherwise act in concert with any person in respect of any such equity securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board or policies of the Company or to obtain representation on the Board, except as provided in this Agreement; (d) take any action (other than through non-public communications with the Company or the Board) which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing; it being understood that nothing in this Section 5 shall (w) restrict or prohibit the FP Designee from taking any action, or refraining from taking any action, which he or she determines, in his or her reasonable discretion, is necessary to fulfill his or her fiduciary duties as a member of the Board, (x) restrict the ability of FP or its Affiliates to vote their shares of the Common Stock as FP and such Affiliates determine in their sole discretion, (y) restrict FP’s acquisition of the Common Stock on the date hereof or (z) limit or restrict in any way, directly or indirectly, (1) the rights or remedies of FP or any of its Affiliates, in each case, in it its capacity as an administrative or collateral agent or a lender to the Company, as applicable or (2) any actions that FP or any of its Affiliates may take in their capacity as a lender to the Company, including without limitation with respect to any restructuring, debt for equity conversion or any similar transaction.

6. Representations and Warranties of the Company. The Company represents and warrants as follows: (a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

7. Representations and Warranties of FP. FP represents and warrants as follows: (a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby and (b) this Agreement has been duly and validly authorized, executed and delivered by FP, constitutes a valid and binding obligation and agreement of FP and is enforceable against FP in accordance with its terms.

8. Termination. This Agreement is effective as of the date hereof and shall remain in full force and effect until the Standstill Termination Date. The provisions of this Section 8, the second to last sentence of Section 1(a) and Sections 9-15 shall survive the termination of this Agreement. No termination pursuant to this Section 8 shall relieve any Party from liability for any breach of this Agreement prior to such termination.

9. Miscellaneous. The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the other state or federal courts in the State of Delaware, in addition to any other remedies at law or in equity, and each Party agrees it will not take any action, directly or indirectly, in opposition to the other Party seeking relief. Each Party agrees to waive any bonding requirement under any applicable law, in the case the other Party seeks to enforce the terms hereof by way of equitable relief. Furthermore, each Party (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the other state or federal courts in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the Parties irrevocably waives the right to trial by jury, and (d) each Party irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 11 of this Agreement or as otherwise provided by applicable law. THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10. Entire Agreement; Amendment. This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection:

If to the Company:

Eventbrite, Inc.

155 5th Street, 7th Floor

San Francisco, CA 94103

Attention:	Legal
Email:	*****

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:	Kathleen Wells
Email:	Kathleen.Wells@lw.com

If to FP or FP Parent:

FP EB Aggregator, L.P.

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

George Town, Grand Cayman, KY1-1104, Cayman Islands

Attention:	Lee Rubenstein
Email:	*****

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention:	Daniel Fisher
Email:	dfisher@akingump.com

12. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13. Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.

14. No Third Party Beneficiaries; Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Parties; provided, that each Party may assign any of its rights and delegate any of its obligations hereunder to any person or entity that acquires substantially all of that Party’s assets, whether by stock sale, merger, asset sale or otherwise; provided, further, that FP may assign any of its rights hereunder to its Affiliates. Any purported assignment or delegation in violation of this Section 14 shall be null and void. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15. Interpretation and Construction.

(a) As used in this Agreement, (i) the term “Affiliate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and (ii) “beneficial owner” shall mean, with respect to a security, a direct or indirect beneficial owner of such security within the meaning of Rule 13d-3 under the Exchange Act.

(b) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “date hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Nomination Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

EVENTBRITE, INC.

By:
Name:
Title:

[Signature Page to Nomination Agreement]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Nomination Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

FP EB AGGREGATOR, L.P.

By: Francisco Partners GP V, L.P.
Its: General Partner

By: Francisco Partners GP V Management, LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Nomination Agreement]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Nomination Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

FRANCISCO PARTNERS MANAGEMENT, L.P.

By:	Francisco Partners Management GP, LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Nomination Agreement]